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                                                                      Exhibit 23
                                                                      ----------


                        Consent of Independent Auditors


The Board of Directors
GE Life and Annuity Assurance Company

We consent to the use of our report included herein.

Our report on the consolidated financial statements of GE Life and Annuity Assurance Company and subsidiary dated January 15, 2002, contains explanatory paragraphs that state that the Company changed its method of accounting for derivatives in 2001 and for insurance-related assessments in 1999.


                                /s/ KPMG LLP

Richmond, Virginia
April 18, 2002